                                                                     EXHIBIT 4.5



                           WARRANT PURCHASE AGREEMENT

                           DATED AS OF ________, 1998

                                 BY AND BETWEEN

                          SCOTTISH LIFE HOLDINGS, LTD.

                                      AND

                                  [PURCHASER]

                       __________________________________

                                CLASS B WARRANTS

                       __________________________________

                               TABLE OF CONTENTS


ARTICLE I     PURCHASE AND SALE OF SHARES......................................................1
         Section 1.1    Purchase and Sale......................................................1
         Section 1.2    Closing................................................................1

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................2
         Section 2.1    Corporate Organization.................................................2
         Section 2.2    Subsidiaries...........................................................2
         Section 2.3    Authorization..........................................................2
         Section 2.4    Capitalization.........................................................2
         Section 2.5    Financial Statements...................................................3
         Section 2.6    Proceedings............................................................3
         Section 2.7    Consents...............................................................3
         Section 2.8    Absence of Certain Changes.............................................4
         Section 2.09   Certain Events.........................................................4
         Section 2.10   Payments by Subsidiary.................................................4
         Section 2.11   Investment Company Act; Exchange Act...................................4
         Section 2.12   Certain Certificates...................................................4
         Section 2.13   Accounting.............................................................5
         Section 2.14   No Violations..........................................................5
         Section 2.15   Share Certificates.....................................................5
         Section 2.16   Exchange Controls......................................................5
         Section 2.17   Certain Insurance Regulations..........................................6
         Section 2.18   Authorizations to Conduct Business.....................................6
         Section 2.19   Certain U.S. Requirements..............................................6
         Section 2.20   Certain Relationships..................................................6
         Section 2.21   Stamp Tax..............................................................6
         Section 2.22   Change in Insurance Law................................................7
         Section 2.23   Securities Laws........................................................7

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR..................................7
         Section 3.1    Representations and Warranties.........................................7

ARTICLE IV    COVENANTS OF THE COMPANY AND THE INVESTOR........................................9
         Section 4.1    Insurance..............................................................9
         Section 4.2    Conduct of Business....................................................9
         Section 4.3    Payment of Taxes, Compliance with Laws, Etc............................9
         Section 4.4    Proceeds...............................................................9
         Section 4.5    Registration Rights....................................................9

ARTICLE V    CLOSING DELIVERIES...............................................................10
         Section 5.1    Registration Rights Agreement.........................................10


         Section 5.2    Purchase Price........................................................10
         Section 5.3    Warrant Certificates..................................................10

ARTICLE VI   POST-CLOSING DELIVERIES..........................................................10
         Section 6.1    Secretary's Certificate...............................................10
         Section 6.2    Opinion of Counsel to the Company.....................................10

ARTICLE VII   MISCELLANEOUS...................................................................11
         Section 7.1    Amendment, Waivers and Consents.......................................11
         Section 7.2    Survival of Representations; Warranties and Covenants;
                           Assignability of Rights............................................11
         Section 7.3    Applicable Law........................................................11
         Section 7.4    Consent to Jurisdiction and Service of Process........................11
         Section 7.5    Section Headings......................................................12
         Section 7.6    Counterparts..........................................................12
         Section 7.7    Notices and Demands...................................................12
         Section 7.8    Severability..........................................................13
         Section 7.9    Integration...........................................................13
         Section 7.10   Publicity.............................................................13
         Section 7.11   Restrictions on Transfer..............................................13

SCHEDULES

EXHIBIT A         Form of Class B Warrant
EXHIBIT B         Form of Registrations Rights Agreement
EXHIBIT C         Form of Legal Opinion
EXHIBIT D         Form of Legal Opinion

          WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of ________,
                                            ---------
1998, by and between SCOTTISH LIFE HOLDINGS, LTD., a corporation organized under the laws of the Cayman Islands, British West Indies (the "Company"), and
                                                          -------
[PURCHASER], a ___________ (the "Investor").
                                 --------

                                    RECITALS
                                    --------

          Upon the terms and subject to the conditions of this Agreement, the Company is issuing and selling to the Investor the Class B Warrant (the "Class B
                                                                         -------
Warrant"), in the form of Exhibit A hereto, to purchase ________ of the
-------
Company's Ordinary Shares, par value $0.01 per shares (the "Ordinary Shares") such Class B Warrant exercisable to purchase _______ Ordinary Shares at a per share purchase price equal to the sales price to the public of an Ordinary Share in the Company's initial public offering of its Ordinary Shares, subject to adjustment under certain circumstances as provided in the Class B Warrants.

          In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

          Section 1.1  Purchase and Sale.  Subject to the terms and conditions
                       -----------------
set forth herein and in reliance on the representations, warranties and covenants set forth herein, the Company is contemporaneously herewith issuing and selling to the Investor, and the Investor is contemporaneously herewith purchasing from the Company, a Class B Warrant for the aggregate purchase price of $_______ payment of which is being made contemporaneously herewith by the Investor to the Company by certified check or wire transfer of immediately available funds to an account designated by the Company (the "Investment").
                                                              ----------

          Section 1.2  Closing.  The purchase and sale of the shares of Class B
                       -------
Warrants constituting the Investment are taking place at a closing (the "Closing") at the offices of ______________, at ____ on the date hereof or such
 -------
other date and time as may be agreed by the Company and the Investor. The date and time of Closing are referred to herein as the "Closing Date".
                                                   ------------

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to the Investor as follows:

          Section 2.1  Corporate Organization.  Each of the Company and Scottish
                       ----------------------
Life Assurance Company (Cayman) Ltd., a Cayman Islands, British West Indies corporation (the "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under the laws of the Cayman Islands, British West Indies and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its Subsidiary, taken as a whole.

          Section 2.2  Subsidiaries.  The Company has no subsidiary other than
                       ------------
the Subsidiary. The issued shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

          Section 2.3  Authorization.  The Company has all requisite corporate
                       -------------
power and authority to execute and deliver this Agreement, the Registration Rights Agreement in the form of Exhibit B hereto of even date herewith, between the Company and the Investor (the "Registration Rights Agreement") and the Class
                                   -----------------------------
B Warrant, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Registration Rights Agreement and the Class B Warrant, and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by the Company, and no other corporate proceeding therefor on the part of the Company or its stockholders is required. This Agreement, the Registration Rights Agreement and the Class B Warrant have been duly executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors' rights and remedies or other equitable principles of general application. Each of the Company and its Subsidiary has full corporate power to own or lease its properties and to conduct its business as described in the draft S-1 Registration Statement of the Company dated the date hereof (the "Information Materials").

          Section 2.4  Capitalization.
                       --------------

          (a) The Company has an authorized, issued and outstanding capitalization as set forth in the Information Materials. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Class B Warrant has been duly authorized and, after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any Ordinary Shares or Class B Warrants (including any Ordinary Shares issuable upon exercise of the Class B

Warrants) and the Ordinary Shares initially issuable upon conversion of the Class B Warrants have been duly and validly authorized and reserved for issuance upon such conversion and, when issued upon conversion, will be validly issued, fully paid and nonassessable.

          (b) The capital stock of the Company conforms to the description thereof contained in the Information Materials.

          (c) Except as disclosed in the Information Materials, there are no outstanding (A) securities or obligations of the Company or its Subsidiary convertible into or exchangeable for any capital stock of the Company or its Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or its Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or its Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

          Section 2.5  Financial Statements.  The consolidated balance sheet of
                       --------------------
the Company and its Subsidiary included in the Information Materials fairly present the financial position of the Company and its Subsidiary as of the date therein specified. Such balance sheet has been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).

          Section 2.6  Proceedings.  Except as set forth in the Information
                       -----------
Materials, there are no legal or governmental proceedings pending to which the Company or its Subsidiary is a party or to which the property of the Company or its Subsidiary is subject, and no such proceedings have been threatened against the Company or its Subsidiary or with respect to any of their respective properties; and except as set forth in the Information Materials, neither the Company nor the Subsidiary is party to any material contract or other document.

          Section 2.7  Consents.  The issuance, offering and sale of the Class B
                       --------
Warrant to the Investor by the Company pursuant to this Agreement and the issuance of Ordinary Shares issuable upon the exercise of the Class B Warrants and the compliance by the Company with the other provisions of this Agreement and the Class B Warrants and the consummation of the other transactions herein and therein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective properties are bound, or the Memorandum of Association or Articles of Association of the Company or its Subsidiary, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or its Subsidiary.

          Section 2.8  Absence of Certain Changes.  Subsequent to the respective
                       --------------------------
dates as of which information is given in the Information Materials, neither the Company nor its Subsidiary has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth, or results of the operations of the Company or its Subsidiary, except in each case as described in or contemplated by the Information Materials.

          Section 2.09  Certain Events.  Subsequent to the respective dates as
                        --------------
of which information is given in the Information Materials, (1) the Company and its Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiary, except in each case as described in or contemplated by the Information Materials.

          Section 2.10  Payments by Subsidiary.  The Company's Subsidiary is not
                        ----------------------
currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated by the Information Materials.

          Section 2.11  Investment Company Act; Exchange Act.  The Company and
                        ------------------------------------
its Subsidiary will conduct their operations in a manner that will not subject either of them to registration as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the transaction contemplated hereby will not cause the Company or its Subsidiary to become an investment company subject to registration under the 1940 Act, an investment adviser subject to registration under the Advisers Act or a broker-dealer subject to registration under the 1934 Act. The Company and its Subsidiary will conduct their operations in accordance with the requirements of Rule 3a-6 under the 1940 Act.

          Section 2.12  Certain Certificates.  Each certificate with respect to
                        --------------------
this Agreement or the Class B Warrant signed by any officer of the Company and delivered to the Investors or its counsel shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

          Section 2.13  Accounting.  The Company and its Subsidiary maintain a
                        ----------
system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability;
(3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          Section 2.14  No Violations.  Neither the Company nor the Subsidiary
                        -------------
is (i) in violation of its Memorandum of Association or Articles of Association or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or any of its properties, except where any such violation or violations in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of the operations of the Company and its Subsidiary, taken as a whole, (iii) in violation of any judgment, injunction, order or decree of any court, governmental agency or body (including, without limitation, any insurance regulatory agency or body) or arbitrator having jurisdiction over it, except where any such violation or violations in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of the operations of the Company and its Subsidiary, taken as a whole, and (iv) no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective properties is bound or may be affected, except where any such default or event or defaults or events in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of the operations of the Company and its Subsidiary, taken as a whole.

          Section 2.15  Share Certificates.  The forms of certificate for the
                        ------------------
Ordinary Shares and Class B Warrants conform to the requirements of the Companies Law (1995 Revision) of the Cayman Islands, British West Indies.

          Section 2.16  Exchange Controls.  No currency exchange control laws or
                        -----------------
withholding taxes of the Cayman Islands, British West Indies or elsewhere apply to the payment of dividends (i) on the Ordinary Shares by the Company or (ii) by the Subsidiary to the Company, except in each case as described in or contemplated by the Information Materials.

          Section 2.17  Certain Insurance Regulations.  The Subsidiary has made
                        -----------------------------
application to be duly licensed by the Governor-in-Council as an unrestricted Class "B" insurer under the Insurance Law (1998 Revision) of the Cayman Islands, British West Indies (the "Insurance Law") and is in compliance with the requirements of the Insurance Law and any applicable rules and regulations thereunder and will file all statutory financial returns, reports, documents or other information required to be filed thereunder, except where the failure to comply or to file would not have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth, or results of the operations of the Company and its Subsidiary, taken as a whole. The Company is a holding company and is not subject to Cayman Islands insurance regulations. The Company and its Subsidiary are in compliance with all other insurance laws and regulations of the jurisdictions that apply to them, including laws that relate to companies that control insurance companies, except where the failure to comply would not have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth, or results of the operations of the

Company and its Subsidiary, taken as a whole. Neither the Company nor its Subsidiary has received any notification from any insurance authority, commission or other insurance regulatory body in the Cayman Islands or elsewhere to the effect that the Subsidiary is not in compliance with any insurance law or regulation.

          Section 2.18  Authorizations to Conduct Business.  Each of the Company
                        ----------------------------------
and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate Cayman Islands, United States federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor the Subsidiary has received any notice of proceedings relating to, or knows of any event that could reasonably be expected to result in, the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and the Subsidiary, except as described in or contemplated by the Information Materials.

          Section 2.19  Certain U.S. Requirements.  Neither the Company nor its
                        -------------------------
Subsidiary is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, or to otherwise comply with the insurance laws and regulations of any jurisdictions within the United States in order to conduct their respective businesses as described in the Information Materials.

          Section 2.20  Certain Relationships.  All material relationships,
                        ---------------------
direct or indirect, existing between or among the Company or its Subsidiary on the one hand, and the directors, officers, promoters, affiliates or shareholders of the Company or its Subsidiary on the other hand, have been described in the Information Materials.

          Section 2.21  Stamp Tax.  The Investor will not be subject to any
                        ---------
stamp duty, excise or similar tax imposed in the Cayman Islands, British West Indies in connection with the offering, sale or purchase of the Class B Warrants or the exercise thereunder for Ordinary Shares.

          Section 2.22  Change in Insurance Law.  To the knowledge of the
                        -----------------------
Company and its Subsidiary, no change in any insurance law or regulation is pending that could have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business prospects, net worth or results of the operations of the Company and its Subsidiary, except as described in or contemplated by the Information Materials.

          Section 2.23  Securities Laws.  (a)  It is not necessary in connection
                        ---------------
with the offer, sale and issuance of the Class B Warrant in the manner contemplated by this Agreement, or the issuance of the Ordinary Shares upon exercise of the Class B Warrant in the manner contemplated thereby, to register the Class B Warrant or the Ordinary Shares under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities or blue sky laws.

          (b) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the 1933 Act) of the Company has directly or through any agent (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Class B Warrant or the underlying Ordinary Shares in a manner that would require the registration of the Class B Warrant under the 1933 Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Class B Warrant.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
                 ----------------------------------------------

          Section 3.1  Representations and Warranties.  The Investor represents
                       ------------------------------
that:

          (a) It is a ____________ duly formed, validly existing and in good standing under the laws of __________. The Investor has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted. The Investor is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that the failure to be so qualified or licensed would not have a material adverse effect on it.

          (b) It has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by the Investor of its obligations hereunder, have been duly authorized by the Investor, and no other proceeding therefor on the part of the Investor or any of its partners is required. This Agreement has been duly executed and delivered by the Investor and is the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          (c) It is purchasing the Class B Warrant (including the Ordinary Shares issuable upon exercise thereof) for the Investor's own account for investment only and not with a view to or for sale in connection with the distribution thereof, except for sales contemplated by the Registration Rights Agreement, and provided that the disposition of the Investor's Class B Warrant (and Ordinary Shares obtainable upon exercise thereof) shall at all times remain within its control.

          (d) It has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto.

          (e) It is an institutional "accredited investor" as such term is defined in Rule 501 under the Securities Act.

          (f) It has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Class B Warrant purchased hereunder, as well as the opportunity to obtain additional information necessary to verify the accuracy of information furnished in connection with such offering that the Company possesses or can acquire without unreasonable effort or expense; provided, however, the Investor has relied upon the representations and warranties of the Company set forth in this Agreement, and this Section 3.1(f) shall not be interpreted to limit that reliance.

          (g) It understands that the Class B Warrant and the Ordinary Shares issuable upon conversion of the Series B Preferred Stock have not been registered under the 1933 Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or pursuant to an exemption from registration, and that a legend indicating such restrictions will be placed on the certificates representing such Class B Warrants and Ordinary Shares.

          (h) There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (other than professional fees to lawyers, accountants and other consultants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Investor.

                                   ARTICLE IV

                   COVENANTS OF THE COMPANY AND THE INVESTOR
                   -----------------------------------------

          So long as the Investors shall be a holder of Class B Warrants or Ordinary Shares obtained upon exercise thereof, the Company shall comply with the following covenants:

          Section 4.1  Insurance.  The Company and its Subsidiary shall keep its
                       ---------
insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies of similar size in the same or similar business as the Company. The Company and its Subsidiary shall also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies of similar size engaged in the same or similar business.

          Section 4.2  Conduct of Business.  The Company and its Subsidiary
                       -------------------
shall keep in full force and effect its corporate existence and use commercially reasonable efforts to keep in full force and effect all intellectual property rights and licenses material to its business. The Company and its Subsidiary shall maintain all properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such business to be properly and advantageously conducted.

          Section 4.3  Payment of Taxes, Compliance with Laws, Etc.  The Company
                       -------------------------------------------
and its Subsidiary shall pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or its income or property before the occurrence of any default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof, provided, however, that the Company and its Subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company and its Subsidiary in good faith by appropriate proceedings and an adequate reserve therefor has been established on their books. The Company and its Subsidiary shall comply with all applicable laws and regulations in the conduct of its business, including, without limitation, all applicable federal and state securities laws in connection with the issuance of any securities.

          Section 4.4  Proceeds.  The proceeds from the issuance and sale to the
                       --------
Investor of the Class B Warrants will be used for the Company's general corporate purposes.

          Section 4.5  Registration Rights.  The Company shall not grant to any
                       -------------------
person any rights superior to those of the Investor to have the Company's capital stock registered for sale to the public in connection with the laws of any jurisdiction or grant any such rights as would in any way limit the Investor's registration rights, except that the Company may grant to other investors registration rights no more favorable to such other investors than those granted to the Investor in the Registration Rights Agreement.

                                   ARTICLE V

                               CLOSING DELIVERIES
                               ------------------

          Contemporaneously herewith or prior hereto, the Company or the Investor, as the case may be, is delivering or has previously delivered to the other, each of the following documents or instruments:

          Section 5.1  Registration Rights Agreement.  The Company and the
                       -----------------------------
Investor shall have executed and delivered to the other the Registration Rights Agreement.

          Section 5.2  Purchase Price.  The Investor shall have delivered to the
                       --------------
Company the purchase price required pursuant to Section 1.1 hereof, by certified check or wire transfer of immediately available funds.

          Section 5.3  Warrant Certificates.  The Company shall have delivered
                       --------------------
to the Investor certificates representing the Class B Warrants constituting the Investment, registered in the name of the Investor.

                                   ARTICLE VI

                            POST-CLOSING DELIVERIES
                            -----------------------

          Within ten business days after the Closing Date, the Investor shall receive each of the following:

          Section 6.1  Secretary's Certificate.  The Company shall have
                       -----------------------
delivered to the Investor a certificate of the Secretary of the Company, dated as of the Closing Date, certifying (a) attached copies of the Company's Memorandum of Association and Articles of Association as then in effect, (b) the adoption by the Company's Board of Directors and shareholders (to the extent required) of attached resolutions authorizing, among other things, the execution and delivery of this Agreement, the Registration Rights Agreement and the Class B Warrants and the consummation of the transactions contemplated hereby and thereby, and (c) the incumbency and signatures of the officers of the Company executing this Agreement and the other agreements and instruments contemplated hereby.

          Section 6.2  Opinion of Counsel to the Company.  The Investor shall
                       ---------------------------------
have received from Jones, Day, Reavis & Pogue, counsel to the Company, Maples and Calder, Cayman Islands counsel to the Company opinions dated as of the Closing Date, substantially in the forms, respectively, of Exhibit C and Exhibit
                                                           ---------    --------
D hereto.
-

Failure to receive the documents contemplated in Sections 6.1 and 6.2 shall not be deemed a breach of this Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          Section 7.1  Amendment, Waivers and Consents.  For the purposes of
                       -------------------------------
this Agreement and all agreements executed pursuant hereto, no course of dealing between the Company and the Investor and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No provision hereof may be waived except by written instrument signed by the party so waiving such provision. No amendment of this Agreement shall be binding unless executed in writing by each party to be bound thereby.

          Section 7.2  Survival of Representations; Warranties and Covenants;
                       ------------------------------------------------------
Assignability of Rights.  All covenants, agreements, representations and
-----------------------
warranties of the Company made herein and to be performed prior to or at the Closing and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to the Investor in connection herewith or therewith (a) shall be deemed to have been relied upon by the Investor, and shall survive the delivery of the Class B Warrants and (b) shall bind the Company's and shall inure to the benefit of the Investor's successors and assigns and to transferees of the Class B Warrants.

          Section 7.3  Applicable Law.  The validity and interpretation of this
                       --------------
Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

          Section 7.4  Consent to Jurisdiction and Service of Process.  All
                       ----------------------------------------------
judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement, the Company accepts the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens. The Company designates and appoints CT Corporation System, 1633 Broadway, New York, New York, and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address provided in Section 6.8 hereof; provided, however, that, unless
                                        --------  -------
otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company under this Agreement in the State of New York may be made by registered or certified mail, return receipt requested, to the Company at its address provided in Section 6.8 hereof, and the Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Investor to bring proceedings against the Company in the courts of any other jurisdiction.

          Section 7.5  Section Headings.  The descriptive headings in this
                       ----------------
Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction or interpretation of any provision thereof or hereof.

          Section 7.6  Counterparts.  This Agreement may be executed
                       ------------
simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

          Section 7.7  Notices and Demands.  Any notice or demand which is
                       -------------------
required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

          If to the Company:

               Scottish Life Holdings, Ltd.
               Ugland House
               113 South Church Street
               Georgetown, Grand Cayman
               Cayman Islands, British West Indies
               Attn:  Chief Executive Officer
               Facsimile:  345-949-2519

          If to the Investor:

or, at any other address designated in writing by such party in accordance with the provisions of this Section 7.7.

          Section 7.8  Severability.  Whenever possible, each provision of this
                       ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

          Section 7.9  Integration.  This Agreement, including the exhibits,
                       -----------
documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes any other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          Section 7.10  Publicity.  The Company and the Investor shall have the
                        ---------
right to review before issuance any press releases or any other public statements sought to be made by the other with respect to the transactions contemplated hereby.

          Section 7.11  Restrictions on Transfer.  The Class B Warrants shall
                        ------------------------
not be transferable except upon the conditions specified therein, which conditions are intended to insure compliance with the provisions of the 1933 Act in respect of the transfer of any such securities.

          IN WITNESS WHEREOF, the parties have caused this Warrant Purchase Agreement to be duly executed and delivered as of the day and year first above written.

                                 SCOTTISH LIFE HOLDINGS, LTD.

                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:

                                 [PURCHASER]


                                 By:
                                    ------------------------------------
                                    Name:
                                    Title: